LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED
(AS TRANSFEREE)

AND

NEW-METAL (H.K.) TECHNOLOGY LIMITED
(AS TRANSFEROR)

REGARDING

SUPPLEMENTAL AGREEMENT

TO

100% EQUITY INTEREST OF
SHENZHEN GUOFA OPTOELECTRONICS CO., LTD.

EQUITY TRANSFER CONTRACT

MARCH 4, 2011, SHENZHEN

This Supplemental Agreement to the Equity Transfer Contract (the "Supplemental Agreement") is entered into on March 4, 2011 in Shenzhen in the People's Republic of China (the "PRC") by and between:

LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED
Address of Registered Office: 13/F., Shum Tower, 268 Des Voeux, Road Central, Hong Kong (the " Transferee ")

and

NEW-METAL (H.K.) TECHNOLOGY LIMITED
Address of Registered Office: Room 701, Sino Centre, 582-592 Nathan Road, Mongkok, Kowloon, Hong Kong (the "Transferor")

hereinafter referred to individually as a "Party" and collectively as the "Parties".

Whereas:

(i)
The Parties entered into an Equity Transfer Contract on January 21, 2011 (the "Equity Transfer Contract"), according to which the Transferor transferred 100% of the equity interest held by it in Shenzhen Guofa Optoelectronics Co., Ltd. (the "Target Company") to the Transferee on January 27, 2011, and the Transferor and the Transferee have completed the stock take of the Target Company’s inventories and fixed assets.

(ii)	The Parties intend to adjust the Equity Transfer Price as set forth in Article 3 of the Equity Transfer Contract.

Now therefore, through friendly consultations, the Parties, intending to be legally bound, hereby agree as follows:

Section 1                      Interpretation

Article 1

Unless otherwise specified, any capitalized terms not defined in this Supplemental Agreement shall have the same meanings as ascribed to such terms in the Equity Transfer Contract.

Article 2

The headings contained herein are for convenience of reference only and shall not affect the interpretation of any provisions hereof.

Section 2                      Equity Transfer Price

Article 3

The Transferee (and/or the controller party) and the Transferor have conducted the stock take of the Target Company’s inventories and fixed assets pursuant to Article 3 of the Equity Transfer Contract. The results of the stock take show that:

(i)	the value of the fixed assets transferred by the Transferor to the Transferee amounts to RMB9,265,251;
(ii)	the value of the inventories transferred by the Transferor to the Transferee amounts to RMB9,482,422;
(iii)	the value of the client resources transferred by the Transferor to the Transferee amounts to RMB17,844,236;
(iv)	the value of the accounts receivable transferred by the Transferor to the Transferee amounts to RMB16,885,609;
(v)	the value of the accounts payable transferred by the Transferor to the Transferee amounts to RMB11,959,370;
(vi)	the balance of indebtedness is offset against the cash in treasury of the Transferor.

Article 4

Subject to the results of the stock take as described in Article 3 above, the Parties agree that the final Equity Transfer Price as set forth in the Equity Transfer Contract shall be adjusted to RMB41,518,148.

Article 5

Considering the fact that the actual total value of the net assets of the Target Company (i.e., RMB41,518,148) is lower than the assessed value of the net assets of the Target Company (i.e.. RMB42,673,736), both Parties acknowledge that, according to the results of the stock take, the Second Installment of the Equity Transfer Price calculated under Article 3 of the Equity Transfer Contract shall be:

the Second Installment of the Equity Transfer Price actually payable by the Transferee = RMB27,518,148.

For the avoidance of doubt, the amounts of the First Installment of the Equity Transfer Price and the Third Installment of the Equity Transfer Price shall remain unchanged.

Section 3                      Jurisdiction and Dispute Resolution

Article 6

This Supplemental Agreement shall be governed by and under the protection of, the laws of the PRC. The interpretation, performance, amendment, termination and the effectiveness hereof and the dispute resolution hereunder shall be subject to the applicable laws of the PRC.

Article 7

Any disputes arising out of or relating to this Supplemental Agreement or the execution, interpretation, performance or effectiveness hereof shall be settled through friendly consultations. In the event that a settlement is not reached, any Party shall have the right to apply to China International Economic and Trade Arbitration Commission South China Sub-Commission (the "CIETAC South China") for arbitration in accordance with then-effective and applicable arbitration rules of the CIETAC South China.  The arbitration proceeding shall be conducted in Shenzhen. Any decision or award of the arbitral tribunal shall be final and binding upon and enforceable against both Parties.

Section 4                      Miscellaneous

Article 8

This Supplemental Agreement forms an integral part of the Equity Transfer Contract and shall have the same legal force as the Equity Transfer Contract. Unless otherwise expressly stipulated herein, the remaining provisions of the Equity Transfer Contract shall remain effective.

Article 9

This Supplemental Agreement shall take effect upon execution by each Party as of the date first mentioned here above.

Article 10

If any provision of this Supplemental Agreement is rendered void, illegal or unenforceable under any applicable PRC laws, the remaining provisions shall remain in full force and effect and be binding upon both Parties, provided that the general performance and the fundamental purpose of this Supplemental Agreement shall not be affected.

Article 11

This Supplemental Agreement shall be executed in two original copies. Each Party shall hold one copy and each copy shall have the equal legal force.

[The remaining of this page is intentionally left blank.]

 (Signature page only for this Supplemental Agreement to the Equity Transfer Contract)

Transferee: LUCK LOYAL INTERNATIONAL INVESTMENT LIMITED

By: /s/  LI Jianrong
Authorized representative

(Signature page only for this Supplemental Agreement to the Equity Transfer Contract)

Transferor: NEW-METAL (H.K.) TECHNOLOGY LIMITED

By: /s/  XIE Zhongxu
Authorized representative